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                                                                    EXHIBIT 21.1








             CORPORATE PROPERTY ASSOCIATES 16 - GLOBAL INCORPORATED

                          QUALIFIED REIT SUBSIDIARIES



NAME OF SUBSIDIARY                                     STATE OF INC.

QRS 16-Global Paying Agent                                  NY

PRINTS (UK) QRS 16-1, INC.                                  DE

MAGS (UK) QRS 16-2, INC.                                    DE

FOSS (NH) QRS 16-3, INC.                                    DE

CRI (AZ-CO) QRS 16-4, INC.                                  DE

LIBRARY (UT) QRS 16-5, INC.                                 DE

TITO (FI) QRS 16-6, INC.                                    DE

PG (MULTI-16) QRS 16-7, INC.                                DE

HUNT (TX) QRS 16-8, INC.                                    DE

PG-BEN (CAN) QRS 16-9, INC.                                 DE

PG-TRUSTEE (CAN) QRS 16-10, INC.                            DE

XPD Member (NJ) QRS 16-12, INC.                             DE

Sun (SC) QRS 12-68, Inc.                                    DE

Plants (Sweden) QRS 16-13, Inc.                             DE

Greens (Finland) QRS 16-14, Inc.                            DE

Plants Shareholder (Sweden) QRS 16-15, Inc.                 DE

Greens Shareholders (Finland) QRS 16-16, Inc.               DE

THIDS (DE) QRS 16-17, Inc.                                  DE

HM Benefits (MI) QRS 16-18, Inc.                            DE

POHJ Member (Finland) QRS 16-20, Inc.                       DE

Finistar GP (CA-TX) QRS 16-21, Inc.                         DE

Clean (KY) QRS 16-22, Inc.                                  DE

Blinx (DE) QRS, Inc.                                        DE

Metals GP (NC) QRS 16-24, Inc.                              DE

BOBS (CT) QRS 16-25, Inc.                                   DE

RM Member (KY-NV) QRS 16-26, Inc.                           DE

Plastic II (IL) QRS 16-27, Inc.                             DE

Labels-Ben (DE) QRS 16-28, Inc.                             DE

Finistar LP (DE) QRS 16-29, Inc.                            DE

TELC (NJ) QRS 16-30, Inc.                                   DE

Metals LP (DE) QRS 16-31, Inc.                              DE

Reynold (NY) QRS 16-32, Inc.                                DE

Labels-Ben LP (DE) QRS 16-33, Inc.                          DE

UTI-SAC (CA) QRS 16-34, Inc.                                DE

Poly GP (Multi) QRS 16-35, Inc.                             DE

Hink (DE) QRS 16-36, Inc.                                   DE

ELL (GER) QRS 16-37, Inc.                                   DE

Marc (PL) QRS 16-38, Inc.                                   DE

POL (PL) QRS 16-39, Inc.                                    DE

Borg (CA) QRS 16-40, Inc.                                   DE

MPH (UK) QRS 16-42, Inc.                                    DE

KPH (UK) QRS 16-42, Inc.                                    DE

MK-GP (DE) QRS 16-43, Inc.                                  DE

MK-LP (DE) QRS 16-44, Inc.                                  DE

MK-GP BEN (DE) QRS 16-45, Inc.                              DE

MK-LP BEN (DE) QRS 16-46, Inc.                              DE

Hinck 16 LP (DE) QRS 16-47, Inc.                            DE

MK (MEXICO) QRS 16-48, INC.                                 DE

DES-TECH GP (TN) QRS 16-49, INC.                            DE

DES-TECH LP (TN) QRS 16-50, INC.                            DE

COCO (WY) QRS 16-51, INC.                                   DE

COCO-DORM (PA) QRS 16-52, INC.                              DE

COCO-DIESEL (PA) QRS 16-53, INC.                            DE

PEN (UK) QRS 16-54, INC.                                    DE

LEAD (UK) QRS 16-55, INC.                                   DE

BEAVER MM (POL) QRS 16-56, INC.                             DE

WILL-PRO (LA) QRS 16-57, INC.                               DE